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EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. ss.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Cosi, Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carin L. Stutz, Chief Executive Officer and President and Director of the Company and I, William Koziel, Chief Financial Officer, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2013	/s/ CARIN L. STUTZ Carin L. Stutz Chief Executive Officer and President and Director
Date: March 14, 2013	/s/ WILLIAM KOZIEL William Koziel Chief Financial Officer, Secretary and Treasurer

        A signed original of this written statement required by Section 906 has been provided to Cosi, Inc. and will be retained by Cosi, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

        The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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  EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002